Exhibit 10.1

TRANSITION AND SEPARATION AGREEMENT

This Transition and Separation Agreement (the “Agreement”) by and between Paul Korner, M.D. (“Executive”) and Ardelyx, Inc. (the “Company”), is made effective as of the date Executive signs this Agreement (the “Effective Date”) with reference to the following facts:

A.    Executive is the Company’s Executive Vice President, Chief Medical Officer.

B.    Executive and the Company entered into a Change in Control Severance Agreement dated January 4, 2016 (the “Severance Agreement”) pursuant to which the Executive has certain severance rights for a covered termination and certain continuing obligations to the Company.

C.    Executive’s employment with the Company and status as an officer and employee of the Company will end effective upon the Resignation Date (as defined below).

D.    Executive and the Company want to end their relationship amicably and also to establish the obligations of the parties including, without limitation, all amounts due and owing to the Executive.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.    Resignation Date. Executive acknowledges and agrees that his status as an officer and employee of the Company will end effective as of the close of business on September 8, 2017 (the “Resignation Date”). Executive hereby agrees to execute such further document(s) as shall be determined by the Company as necessary or desirable to give effect to the termination of Executive’s status as an officer of the Company; provided that such documents shall not be inconsistent with any of the terms of this Agreement.

2.    Transition. During the period of time (the “Transition Period”) commencing on the Effective Date and ending on (a) the Resignation Date, or (b) such earlier date as Executive resigns him employment or the terminates Executive’s employment for Cause (as defined in the Severance Agreement), Executive shall continue to be employed by the Company in the full-time position of Chief Medical Officer and to receive salary and benefits as in effect as of the Effective Date.

(a)    Salary and Benefits Continuation. During the Transition Period, Executive will continue to be paid his base salary at the rate in effect on the Effective Date, accrue paid vacation and be eligible for all employee benefit plans generally available to executives of the Company through the Termination Date. All payments made to Executive during the Transition Period will be subject to standard payroll deductions and withholdings.

(b)    Equity Awards. During the Transition Period, Executive’s options to purchase shares of Company common stock and Executive’s Restricted Stock Units (collectively, “Equity Awards”) shall continue to vest and, if applicable, become exercisable and the restrictions thereupon lapse in accordance with their original vesting schedules.

(c)    Protection of Information. During the Transition Period, Executive reaffirms his commitment to remain in compliance with that certain Proprietary Information and Inventions Assignment Agreement entered into between Executive and the Company (the “Confidential Information Agreement”), it being understood that the term “employment” as used in the Confidential Information Agreement shall include employment during the Transition Period. Executive acknowledges and agrees that, during the Transition Period, Executive shall not, directly or indirectly, become employed by or provide assistance to any competitor of the Company. Executive agrees that, during the Transition Period and thereafter, Executive will not, except for the purposes of performing his duties as an employee of the Company during the Transition Period, seek to obtain any confidential or proprietary information or materials of the Company.

3.    Severance Payments and Benefits. The Company hereby agrees, subject to Executive delivering to the Company a General Release of Claims substantially in the form attached hereto as Exhibit A (the “Release of Claims”) on the Resignation Date, Executive not revoking the Release of Claims within the seven (7)-day period following his execution of the Release of Claims (the “Revocation Period”) and Executive’s performance of his continuing obligations pursuant to this Agreement and the Confidential Information Agreement, to provide the payments and benefits set forth in this Section 3.

(a)    Severance Payments. Subject to the continued effectiveness of this Agreement and the Release of Claims as of such date, on or before the fifth business day following the Revocation Period, the Company shall make a lump sum payment to Executive equal to three (3) months’ of his then-current base salary (the “Severance Payment”). The Severance Payment shall be subject to standard payroll deductions and withholding.

(b)    COBRA Reimbursement. Provided that Executive timely elects to receive continued healthcare coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or applicable state law (collectively referred to as “COBRA”), the Company will directly pay for, the COBRA premiums owed by the Executive for Executive and Executive’s covered dependents through the earlier of (i) the Severance Period or (ii) the date upon which Executive and Executive’s covered dependents, if any, become eligible for healthcare coverage under another employer’s plan(s). Notwithstanding the foregoing, (i) if any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Section 409A of the Code under Treasury Regulation Section 1.409A-1(a)(5) or (ii) the Company is otherwise unable to continue to cover Executive under its group health plans without penalty under applicable law (including without limitation, Section 2716 of the Public Health Service Act), then, in either case, an amount equal to each remaining Company subsidy shall thereafter be paid to Executive in substantially equal monthly installments. After the Company ceases to pay premiums pursuant to this Section 3(b), Executive may, if eligible, elect to continue healthcare coverage at Executive’s expense in accordance the provisions of COBRA.

(c)    Equity Awards. All Equity Awards shall remain subject in all respects to the restrictions of the applicable Equity Award agreements between the Executive and the Company and the Company’s applicable equity incentive plan. All unvested shares subject to Equity Awards held by the Executive as of the Resignation Date shall terminate and be forfeited as of the Resignation Date. If Executive desires to exercise any vested options, Executive must follow the procedures set forth in Executive’s option agreements, including payment of the exercise price and any withholding obligations. If by the end of the dates set forth in the applicable option agreements, the Company has not received a duly executed notice of exercise and remuneration in accordance with Executive’s option agreements, Executive’s vested options shall automatically terminate for no consideration and be of no further effect.

(d)    Signing Bonus. Notwithstanding the provision of Section 2 of the Severance Agreement, Executive shall not be obligated to return any of the Signing Bonus (as defined in the Severance Agreement) that he received in connection with his commencement of employment with the Company.

(e)    Benefits. Executive understands and agrees that, notwithstanding his right to receive the Severance Payments, Executive shall not be eligible to participate in or accrue benefits under any Company benefit plan for which status as an employee of the Company is a condition of such participation or accrual. To the extent that Executive was deemed eligible to participate, as an employee, in any Company benefit plan, he hereby waives her participation during the Severance Period and thereafter.

(f)    SEC Reporting. Executive acknowledges that to the extent required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), he will have continuing obligations under Section 16(a) and 16(b) of the Exchange Act to report his transactions in Company common stock for six (6) months following the Resignation Date. Executive hereby agrees, that until the end of such six (6) month period, he will provide the Company with prior written notice before undertaking, directly or indirectly, in any reportable transactions which include, but are not limited to, buying, selling or otherwise disposing of any common stock of the Company held by Executive. Such notice shall be provided to Elizabeth Grammer, General Counsel.

4.    Final Paycheck; Payment of Accrued Wages and Expenses.

(a)    Final Paycheck. On the Resignation Date, the Company will pay Executive all accrued but unpaid base salary and all accrued and unused vacation or paid time off (“PTO”) earned through the Resignation Date, subject to standard payroll deductions and withholding. Executive is entitled to these payments regardless of whether Executive executes this Agreement or the Release of Claims.

(b)    Business Expenses. The Company shall reimburse Executive for all outstanding expenses incurred prior to the Resignation Date which are consistent with the Company’s policies in effect from time to time with respect to travel and other business expenses, subject to the Company’s requirements with respect to reporting and documenting such expenses. Executive is entitled to these payments regardless of whether Executive executes this Agreement or the Release of Claims.

5.    Full Payment. Executive acknowledges that the payment and arrangements herein shall constitute full and complete satisfaction of any and all amounts properly due and owing to Executive as a result of her employment with the Company and the termination thereof. Executive further acknowledges that, other than the Confidential Information Agreement and the applicable Equity Award agreements, this Agreement shall supersede each agreement entered into between Executive and the Company regarding Executive’s employment, including, without limitation, the Severance Agreement (except for Section 11 thereof which, in accordance with Section 11(c), shall survive the termination of the Severance Agreement) and any offer letter, or employment agreement and each such agreement other than the Equity Award agreements and the Confidential Information Agreement shall be deemed terminated and of no further effect as of the Resignation Date.

6.    Executive’s Release of the Company. Executive agrees that the consideration set forth in this Agreement represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, affiliates, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”).

(a)    Executive, on his own behalf and on behalf of his family members, heirs, executors, administrators, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

(i)     any and all claims relating to or arising from Executive’s employment relationship with Company and the termination of that relationship;

(ii)     any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(iii)    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002, except as prohibited by law; the Uniformed Services Employment and Reemployment Rights Act; the California Family Rights Act; the California Labor Code, except as prohibited by law; the California Workers’ Compensation Act, except as prohibited by law; and the California Fair Employment and Housing Act;

(iv)    any and all claims for violation of the federal or any state constitution;

(v)     any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(vi)    any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

(vii)    any and all claims for attorneys’ fees and costs.

(b)    Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement or the Equity Award agreements. This release does not release claims or rights that cannot be released as a matter of law, including, but not limited to, (i) claims under Division 3, Article 2 of the California Labor Code (which includes California Labor Code Section 2802 regarding indemnity for necessary expenditures or losses by Executive) any other indemnification, defense, or hold-harmless rights Executive may have, (ii) Executive’s right to bring to the attention of the Equal Employment Opportunity Commission or California Department of Fair Employment and Housing claims of discrimination, harassment or retaliation; provided, however, that Executive does release her right to obtain damages for any such claims; and (iii) Executive’s right to communicate or cooperate with any government agency. This release does not release claims or rights that the Executive may have as a shareholder of the Company or for benefits under any benefit plan or to participation in any such plan pursuant to the terms thereof or applicable law.

(c)    Executive acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

7.    Non-Disparagement; Transfer of Company Property. Executive further agrees that:

(a)    Non-Disparagement. Executive agrees that he shall not disparage, criticize or defame the Company, its affiliates and their respective affiliates, directors, officers, agents, partners, stockholders, employees, products, services, technology or business, either publicly or privately. Nothing in this Section 7(a) shall have application to any evidence or testimony required by any court, arbitrator or government agency.

(b)    Transfer of Company Property. On or before the Resignation Date, Executive shall turn over to the Company all files, memoranda, records, and other documents, and any other physical or personal property which are the property of the Company and which he has in his possession, custody or control at the Resignation Date. By executing and returning this Agreement, Executive is certifying that Executive has complied with Executive’s obligation herein to immediately return all Company documents and information regardless of where Executive has maintained such Company property. Executive’s compliance with the terms of this Section 7(b) is a condition precedent to Executive’s eligibility to receive the payments and benefits described in Section 3 above.

8.    Executive Representations. Executive warrants and represents that (a) he has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any affiliate of the Company with any governmental agency or court, and that if, unbeknownst to Executive, such a complaint, charge or lawsuit has been filed on his behalf, he will use reasonable best efforts to immediately cause it to be withdrawn and dismissed, (b) he has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, and (c) he has received the Company’s Insider Trading Compliance Policy and agrees to continue to abide by all applicable terms therein, including specifically, Section IV(C) which states, “With the exception of the preclearance requirement, the insider trading laws continue to apply to all transactions in the Company’s securities even after termination of service to the Company. If an individual is in the possession of material non-public information when his or her service terminates, that individual may not trade in the Company’s securities until that information has become public or is no longer material.”

9.    No Assignment by Executive. Executive warrants and represents that no portion of any of the matters released herein, and no portion of any recovery or settlement to which Executive might be entitled, has been assigned or transferred to any other person, firm or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against the Company or any other Releasee because of any actual assignment, subrogation or transfer by Executive, Executive agrees to indemnify and hold harmless the Company and all other Releasees against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs. In the event of Executive’s death, this Agreement shall inure to the benefit of Executive and Executive’s executors, administrators, heirs, distributees, devisees, and legatees. None of Executive’s rights or obligations may be assigned or transferred by Executive, other than Executive’s rights to payments hereunder, which may be transferred only upon Executive’s death by will or operation of law.

10.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California or, where applicable, United States federal law, in each case, without regard to any conflicts of laws provisions or those of any state other than California.

11.    Miscellaneous. This Agreement, together with the Confidential Information Agreement, Section 11 of the Severance Agreement and the Equity Award agreements, comprise the entire agreement between the parties with regard to the subject matter hereof and supersedes, in their entirety, any other agreements between Executive and the Company with regard to the subject matter hereof. Executive acknowledges that there are no other agreements, written, oral or implied, and that he may not rely on any prior negotiations, discussions, representations or agreements. This Agreement may be modified only in writing, and such writing must be signed by both parties and recited that it is intended to modify this Agreement. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

12.    Company Assignment and Successors. The Company shall assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise). This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns, personnel and legal representatives.

13.    Maintaining Confidential Information; Non-Solicitation. Executive reaffirms his obligations under the Confidential Information Agreement and Section 11 of the Severance Agreement. Executive acknowledges and agrees that the payments provided in Sections 2 and 3 above shall be subject to Executive’s continued compliance with Executive’s obligations under the Confidential Information Agreement and Section 11 of the Severance Agreement.

14.    Executive’s Cooperation. Executive further agrees that:

(a)    Transition. From the Effective Date through the Resignation Date, Executive shall continue to provide full-time services to the Company, shall continue to discharge all duties of the position of the Chief Medical Officer, and shall cooperate with the Company in the preparation and presentation of public statements regarding Executive’s planned departure from the Company.

(b)    Investigations.    After the Resignation Date, Executive shall cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Executive’s duties and responsibilities to the Company or its affiliates during his employment with the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may have come into Executive’s possession during his employment); provided, however, that any such request by the Company shall not be unduly burdensome or interfere with Executive’s personal schedule or ability to engage in gainful employment and the Company shall reimburse Executive for his actual, reasonable, out-of-pocket expenses incurred in connection with providing any such cooperation.

(Signature page(s) follow)

IN WITNESS WHEREOF, the undersigned have caused this Transition and Separation Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below.

DATED: August 21, 2017
/s/ Paul Korner
Paul Korner, M.D.

ARDELYX, INC.
DATED: August 21, 2017

	By:	/s/ Michael Raab
Michael Raab, President & CEO

EXHIBIT A

GENERAL RELEASE OF CLAIMS

This General Release of Claims (“Release”) is entered into as of ____________, 2017, between Paul Korner, M.D. (“Executive”) and Ardelyx, Inc. (“Company”) (collectively referred to herein as the (“Parties”), effective eight (8) days after Executive’s signature hereto (“Effective Date”), unless Executive Revokes his acceptance of his Release as provided in Paragraph 1(c), below.

1.    Executive’s Release of the Company.

(a)    Executive, on his own behalf and on behalf of his family members, heirs, executors, administrators, agents, and assigns, hereby and forever releases the Company and its current and former officers, directors, employees, agents, investors, attorneys, affiliates, divisions, and subsidiaries, and predecessor and successor corporations and assigns (the “Releasees”) from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Executive signs this Release, including, without limitation:

(i)     any and all claims relating to or arising from Executive’s employment relationship with Company and the termination of that relationship;

(ii)     any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(iii)    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002, except as prohibited by law; the Uniformed Services Employment and Reemployment Rights Act; the California Family Rights Act; the California Labor Code, except as prohibited by law; the California Workers’ Compensation Act, except as prohibited by law; and the California Fair Employment and Housing Act;

(iv)    any and all claims for violation of the federal or any state constitution;

(v)     any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(vi)    any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of the Transition and Separation Agreement entered into between the Parties as of ___________________, 2017;

(vii)     any claim for breach of contract or breach of the implied covenant of good faith and fair dealing; and

(viii)    any and all claims for attorneys’ fees and costs.

(b)    Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement or the Equity Award agreements. This release does not release claims or rights that cannot be released as a matter of law, including, but not limited to, (i) claims under Division 3, Article 2 of the California Labor Code (which includes California Labor Code Section 2802 regarding indemnity for necessary expenditures or losses by Executive) any other indemnification, defense, or hold-harmless rights Executive may have, (ii) Executive’s right to bring to the attention of the Equal Employment Opportunity Commission or California Department of Fair Employment and Housing claims of discrimination, harassment or retaliation; provided, however, that Executive does release her right to obtain damages for any such claims; and (iii) Executive’s right to communicate or cooperate with any government agency. This release does not release claims or rights that the Executive may have as a shareholder of the Company or for benefits under any benefit plan or to participation in any such plan pursuant to the terms thereof or applicable law.

(c)    Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive acknowledges that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Release. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Release (ii) he has twenty-one (21) days within which to consider this Release; (iii) he has seven (7) days following his execution of this Release to revoke this Release; (iv) this Release shall not be effective until after the revocation period has expired and Executive will not receive the severance and other benefits provided by Section 3 of the Transition and Separation Agreement until after the revocation period has lapsed; and (v) nothing in this Release prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Release and returns it to the Company’s General Counsel in less than the 21-day period identified above, Executive hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Release. To revoke his acceptance of this Release, Executive must contact the Company’s General Counsel by email at egrammer@ardelyx.com no later than 5 p.m. Pacific time on the 7th day following Executive’s signature of this Release.

(d)    Executive acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

2.    Executive Representations. Executive represents and warrants that:

(a)    To the Executive’s knowledge, Executive has returned to the Company all Company property in Executive’s possession and if he discovers additional property in his possession he will promptly return it to the Company;

(b)    Except as Executive has informed the Company in writing, Executive is not owed wages, commissions, bonuses or other compensation, other than any payments that become due under Section 3 of the Transition and Separation Agreement;

(c)    During the course of Executive’s employment, Executive did not sustain any injuries for which Executive might be entitled to compensation pursuant to worker’s compensation law or Executive has disclosed any injuries of which he is currently, reasonably aware for which he might be entitled to compensation pursuant to worker’s compensation law;

(d)    From the date Executive executed the Transition and Separation Agreement through the date Executive executes this Release, Executive has not made any disparaging comments about the Company, nor will Executive do so in the future; and

(e)    Executive has not initiated any adversarial proceedings of any kind against the Company or against any other person or entity released herein, nor will Executive do so in the future with respect to any claims released hereby, except as specifically allowed by this Release.

3.    Continuing Obligations.    Executive reaffirms his obligations to cooperate with the Company pursuant to Section 14 of the Transition and Separation Agreement.

4.    Severability. The provisions of this Release are severable.    If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.

5.    Choice of Law. This Release shall in all respects be governed and construed in accordance with the laws of the State of California, including all matters of construction, validity and performance, without regard to conflicts of law principles.

6.    Integration Clause. This Release and the Transition and Separation Agreement, the Confidential Information Agreement, and the Equity Award agreements contain the Parties entire agreement with regard to the transition and separation of Executive’s employment, and supersede and replace any prior agreements as to those matters, whether oral or written. This Release may not be changed or modified, in whole or in part, except as an instrument in writing signed by Executive and the President& Chief Executive Officer of the Company.

7.    Execution in Counterparts. This Release may be executed in counterparts with the same force and effectiveness as though executed in a single document.

8.    Intent to be Bound. The Parties have carefully read this Release in its entirely; fully understand and agree to its terms and provisions; and intend and agree that is final and binding on all Parites.

(Signature page(s) follow)

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing on the dates shown below.

DATED: ______________, 2017

Paul Korner, M.D.

ARDELYX, INC.
DATED: ______________, 2017

By:
Michael Raab, President & CEO